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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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AAR Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, OCTOBER 13, 2004

The Annual Meeting of Stockholders of AAR CORP. for the year 2004 will be held at AAR CORP.'s headquarters, One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois, on Wednesday, October 13, 2004, at 9:00 A.M. (Chicago time). At the meeting, stockholders will act on the following matters:

1.
To elect two Class II directors to serve until the 2007 Annual Meeting of Stockholders; and

2.
To transact any other business that may properly come before the 2004 Annual Meeting.

By Order of the Board of Directors
Howard A. Pulsifer Secretary

August 27, 2004

YOUR VOTE IS IMPORTANT

PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING, YOUR SHARES MAY NEVERTHELESS BE VOTED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

2004 Annual Meeting of Stockholders

PROXY STATEMENT

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191

i

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
October 13, 2004

I. SOLICITATION

This Proxy Statement and the enclosed proxy card were mailed to stockholders on or about August 27, 2004, in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2004 Annual Meeting ("Annual Meeting").

If you are a stockholder of record (i.e., you hold your shares in your own name rather than through a broker, bank or other nominee) on August 16, 2004, the Company's record date, you may vote your shares by completing, signing, dating and returning your proxy card in the postage-paid envelope provided, or you may vote in person at the Annual Meeting. You are encouraged to submit your proxy vote either by telephone or the Internet. This will eliminate the need to sign, date and return your proxy card. To submit your proxy by telephone or the Internet enter the control number assigned to you and imprinted on your proxy card accompanying this Proxy Statement. You can vote by telephone and Internet 24 hours a day, seven days a week until the day prior to the Annual Meeting. If you vote by telephone or the Internet, please do not return your proxy card.

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  To submit your proxy vote by telephone:

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  using a touch-tone phone, call 1-877-PRX-VOTE (1-877-779-8683) toll-free and follow the voice prompts

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  To submit your proxy vote by Internet:

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  Log onto the Internet website at http://www.eproxyvote.com/air and enter your voter control number on your proxy card and mark the appropriate boxes to enter voting instructions

If you are a street-name stockholder (i.e., you hold your shares through a broker, bank or other nominee), you are considered a "beneficial owner" of the stock. To vote those shares, you must give voting instructions to your broker, bank or other intermediary who is the "nominee holder" of your shares. Brokers, banks and other nominee holders have been asked to obtain voting instructions from their beneficial owners. Proxies submitted by nominee holders on behalf of beneficial owners will count toward a quorum and will be voted as instructed by the nominee holder. You will receive additional instructions from your broker, bank or other nominee explaining how you may vote your shares held in street name.

You may revoke your vote at any time before your proxy is exercised, but only by (i) voting in person at the Annual Meeting, (ii) submitting another proxy by telephone or the Internet, or (iii) delivering a later dated, signed proxy to the Secretary of the Company.

Proxies will be voted in accordance with instructions on the proxy. If no instructions are specified, the proxy will be voted FOR the election of the nominees for Class II director designated by the Board and upon any other matter that may properly come before the Annual Meeting in the discretion and best judgment of the named proxy holders. If any director nominee becomes unavailable for election for any reason prior to the Annual Meeting vote, the Board may reduce the number of directors to be elected or substitute another person as nominee, and the named proxy holders will vote for the substitute nominee.

The cost of soliciting proxies will be paid by the Company. The Company has engaged D. F. King & Co., 77 Water Street, New York, New York, to assist the Company in soliciting proxies at a total estimated cost of $8,000, plus reasonable out-of-pocket expenses. D. F. King & Co. may solicit proxies by mail, telephone, facsimile, e-mail, or in person. Certain officers, directors and employees of the Company may also solicit proxies.

II. RECORD DATE AND VOTING AT THE ANNUAL MEETING

If you owned common stock of the Company ("Common Stock") outstanding at the close of business on the record date, August 16, 2004, you may vote at the Annual Meeting. On that date, 32,243,311 shares of Common Stock were outstanding. You will have one vote on each matter to be voted on for each share you owned on the record date. You cannot vote your shares unless you are present at the Annual Meeting in person or by proxy. A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy at the Annual Meeting, will constitute a quorum. All votes cast in person or by proxy will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors of election will treat directions to withhold authority, abstentions and broker non-votes (i.e., where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise his discretionary authority with respect to such matter) as shares that are present and entitled to vote for purposes of determining a quorum. Directions to withhold authority will have no effect on the election of directors, because directors are elected by a plurality of votes cast. Abstentions and broker non-votes will be disregarded for purposes of determining whether a matter has been approved, because they are not considered votes cast. It is not anticipated that there will be any broker non-votes on the election of directors since brokers will have discretion to vote on this proposal.

III. CORPORATE GOVERNANCE INFORMATION

The Company has an ongoing commitment to good governance and business practices. We regularly review our policies and procedures, giving consideration to developments in the area of corporate governance. We comply with all applicable Securities and Exchange Commission ("SEC") rules and regulations and New York Stock Exchange ("NYSE") listing rules and have adopted additional corporate governance practices that we believe are in the best interests of the Company and the stockholders.

Information about the Company's corporate governance practices and Board Committee charters is available on the Company's web site (www.aarcorp.com) by clicking on the section titled "Investor Relations" and subsection "Corporate Governance." Hard copies are also available to any stockholder upon written request to the Corporate Secretary. The web site display includes the Company's:

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  Corporate Governance Guidelines

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  Categorical Standards and Policy for Determining Director Independence

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  Director Nominating Process and Selection Guidelines

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  Code of Business Ethics and Conduct

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  Audit Committee Charter

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  Compensation Committee Charter

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  Nomination and Governance Committee Charter

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  Executive Committee Charter

The Company's Code of Business Ethics and Conduct adopted by the Board of Directors applies to all employees and directors of the Company in discharging their related duties and responsibilities, including the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer and Controller. Employees are encouraged to report any conduct that they believe in good faith to be in violation of the Code of Business Ethics and Conduct. Amendments to the Code of Business Ethics and Conduct and any waivers from the Code granted by the Board to directors or executive officers will be filed with the SEC in accordance with applicable rules and regulations or will be made available through the Company's web site.

The Company maintains an Ethics Assist Line through a third-party provider to receive confidential complaints, information, suggestions or recommendations, anonymously or otherwise, concerning the Company, its officers, directors and employees, policies, procedures, employment and business practices, accounting or audit matters, financial reporting or compliance with other Company policies or applicable regulatory or legal requirements. The Ethics Assist Line is toll-free and permits callers, at their election, to identify themselves or remain anonymous. The Ethics Assist Line can be accessed by dialing 1-800-418-6423 (x227) or via e-mail to "confide2sv@securityvoice.com."

Information concerning insider transactions in the Company's securities (SEC Section 16(a) Forms 3, 4 and 5) is also available on the Company's web site by clicking on "Investor Relations" and "Insider Trading" (to view actual Forms 3, 4 or 5, click on the Insider Trading link to the SEC filings).

IV. SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following tables show the shares of Common Stock beneficially owned, as of July 31, 2004, by (i) each current director and nominee for election to the Board, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as noted, the nature of beneficial ownership for shares shown in the tables is sole voting and/or investment power.

Security Ownership of Management

Name	Shares Beneficially Owned[1]		Percent of Shares Outstanding if greater than 1%
A. Robert Abboud	47,734
James G. Brocksmith, Jr.	8,375
James J. Clark	129,802
Ira A. Eichner	698,848	[2]	2.2
Ronald R. Fogleman	8,375
James E. Goodwin	7,875
Mark McDonald	81,131	[3]
Howard A. Pulsifer	180,323
Timothy J. Romenesko	238,931
Joel D. Spungin	27,004
David P. Storch	2,134,002	[4]	6.6
Marc J. Walfish	8,375
Ronald B. Woodard	0
All directors and executive officers as a group	3,570,775	[1,2,3]	11.1

Includes the following shares of the identified person that may be acquired within sixty days of July 31, 2004 through the exercise of stock options: Mr. Abboud, 875 shares; Mr. Brocksmith, 8,375 shares; Mr. Clark, 84,007 shares; Mr. Eichner, 230,543 shares; Mr. Fogleman, 8,375 shares; Mr. Goodwin, 5,875 shares; Mr. McDonald, 41,933 shares; Mr. Pulsifer, 108,853 shares; Mr. Romenesko, 149,339 shares; Mr. Spungin, 875 shares; Mr. Storch, 1,687,330 shares; and Mr. Walfish, 3,375 shares; and all directors and officers as a group, 2,329,755 shares.

Does not include 75,000 shares in which Mr. Eichner may be deemed to own a beneficial interest, but as to which Mr. Eichner disclaims beneficial ownership.

Includes 5,600 shares beneficially owned by his minor children, as to which Mr. McDonald disclaims beneficial ownership.

4
Includes 26,223 shares beneficially owned by Mr. Storch's wife (18,810 shares) and minor children (7,413 shares), as to which Mr. Storch disclaims beneficial ownership.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Shares Outstanding
Dimensional Fund Advisors Inc. 1299 Ocean Avenue Santa Monica, CA 90401	2,135,200	[1]	6.7%
Putnam Investments One Post Office Square Boston, MA 02109	3,128,480	[2]	9.8%
State Street Research & Management Company One Financial Center Boston, MA 02111-2690	1,878,900	[3]	5.90%
The TCW Group, Inc. 865 Figueroa Street Los Angeles, CA 90017	2,615,350	[4]	8.2%
Westport Asset Management, Inc. 253 Riverside Avenue Westport, CT 06880	1,768,650	[5]	5.51%

[1] Based on a Schedule 13G filing, the reporting person disclosed beneficial ownership with respect to the shares as follows:
(i)	sole voting power:	2,135,200
(ii)	shared voting power:	0
(iii)	sole investment power:	2,135,200
(iv)	shared investment power:	0
[2] Based on a Schedule 13G filing, the reporting person disclosed beneficial ownership with respect to the shares as follows:
(i)	sole voting power:	0
(ii)	shared voting power:	861,100
(iii)	sole investment power:	0
(iv)	shared investment power:	3,128,480
[3] Based on a Schedule 13G filing, the reporting person disclosed beneficial ownership with respect to the shares as follows:
(i)	sole voting power:	1,878,900
(ii)	shared voting power:	0
(iii)	sole investment power:	1,878,900
(iv)	shared investment power:	0
[4] Based on a Schedule 13G filing, the reporting person disclosed beneficial ownership with respect to the shares as follows:
(i)	sole voting power:	0
(ii)	shared voting power:	2,375,150
(iii)	sole investment power:	0
(iv)	shared investment power:	2,615,350
[5] Based on a Schedule 13G filing, the reporting person disclosed beneficial ownership with respect to the shares as follows:
(i)	sole voting power:	248,050
(ii)	shared voting power:	945,700
(iii)	sole dispositive power:	248,050
(iv)	shared dispositive power:	1,520,600

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of SEC Forms 3, 4 and 5 and upon related written representations furnished to the Company with respect to its most recent fiscal year, each person who, at any time during the fiscal year, was a director, officer or beneficial owner of more than ten percent of the Common Stock of the Company filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year.

V. BOARD OF DIRECTORS

The Restated Certificate of Incorporation and By-Laws of the Company provide that the Board shall consist of between three and fifteen directors, with the exact number of directors to be set from time to time by the Board. The number of directors is presently set at nine, to be reduced to eight effective October 13, 2004 when one current director, A. Robert Abboud, will retire as a Class II director. The members of the Board are divided into three classes: Class I (three directors), Class II (three directors) and Class III (three directors). One class is elected each year for a three-year term.

It is the policy of the Board of Directors that a majority of its members be independent directors under the criteria established by the Board in accordance with the NYSE rules. To be independent, a director may not have a direct or indirect material relationship with the Company that would impair or inhibit a director's exercise of independent judgment on behalf of the Company and its stockholders. The Nominating and Governance Committee and the Board of Directors review each director annually and make a determination concerning their independence after consideration of all known facts and circumstances. As permitted by the NYSE rules, the Board has established categorical guidelines and policy to assist it in determining director independence. These categorical guidelines include all of the elements of the SEC rules and the NYSE company listing rules with respect to director independence. Based on these guidelines, the Board, at its meeting in July, 2004, determined whether any director has a material relationship with the Company that would impare the director's independence. Having considered all relevant facts and information available and the recommendations of the Nominating and Governance Committee based on their review, the Board affirmatively determined that all directors, except Ira A. Eichner and David P. Storch, are independent.

Independent directors of the Board meet in executive session without management as part of each regular session and otherwise when circumstances deem it advisable or necessary. The Chairman of the Nominating and Governance Committee, presides at the executive session of independent directors.

Stockholders may communicate with the Board, independent directors as a group, or a particular director by mail addressed to: Independent Directors, Attention: Chairman of the Nominating and Governance Committee or the name of a particular director, C/O Corporate Secretary, AAR CORP., 1100 N. Wood Dale Road, Wood Dale, Illinois 60191.

The Board encourages each member to attend the Company's Annual Meeting of Stockholders, and all attended the Company's 2003 Annual Meeting of Stockholders.

During the fiscal year ended May 31, 2004 ("Fiscal 2004"), the Board held six meetings. All of the incumbent directors attended at least 91% of the aggregate meetings of the Board and of the committees on which they served during Fiscal 2004.

BOARD COMMITTEES

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Executive Committee.

Audit Committee

The Audit Committee is comprised entirely of independent directors qualified to serve on the Audit Committee under applicable SEC regulations, NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence. Its members are A Robert Abboud (Chairman), James G. Brocksmith, Jr., Joel D. Spungin, and James E. Goodwin. Effective October 13, 2004, Mr. Abboud will retire as a Director of the Company and Mr. Goodwin will become Audit Committee Chairman and Marc J. Walfish will become a member of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is an "audit committee financial expert", as defined by the SEC. The Audit Committee acts pursuant to its written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Audit Committee and the Board of Directors at their April, 2004 meetings. The full text of the Audit Committee charter appears on the Company's web site (www.aarcorp.com) and is attached to this Proxy Statement as Appendix 1. The Audit Committee performs the functions described in its charter and, among other things, approves and engages the independent auditors who audit the Company's consolidated financial statements, pre-approves all non-audit/audit related services furnished by the independent auditors, maintains communication between the Board and the independent auditors, monitors performance of the independent auditors, has oversight of and reviews the Company's financial reporting process and practices, has oversight of and reviews the adequacy of financial accounting controls, disclosure controls and the organization and performance of the Company's internal systems of audit, reviews the scope and results of audits, and meets with the independent auditors and internal auditors without members of management present. The Audit Committee held ten meetings during Fiscal 2004. The Report of the Audit Committee for Fiscal Year 2004 ended May 31, 2004 appears on page 20.

Compensation Committee

The Compensation Committee is comprised entirely of independent directors as defined under applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence. Its members are James G. Brocksmith, Jr. (Chairman), Ronald R. Fogleman, Joel D. Spungin, and A. Robert Abboud. Effective October 13, 2004, Mr. Abboud will retire as a Director of the Company and Mr. Ronald B. Woodard will become a member of the Compensation Committee. The Compensation Committee performs the functions described in its written charter. The full text of the Compensation Committee charter appears on the Company web site (www.aarcorp.com). Among other things, the Compensation Committee reviews and approves compensation policies and practices for all elected corporate officers, fixes the compensation of the President and Chief Executive Officer, evaluates the Chief Executive Officer's performance, and administers the Chief Executive Officer's long-term incentive program, the annual incentive compensation programs for other officers, and the AAR CORP. Stock Benefit Plan. The Compensation Committee also oversees administration of certain other employee benefit, savings and retirement plans. The Compensation Committee held three meetings during Fiscal 2003. The Compensation Committee Report appears on page 11.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised entirely of independent directors as defined under applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence. Its members are James E. Goodwin (Chairman), Ronald R. Fogleman and Marc J. Walfish. Effective October 13, 2004, Mr. Fogleman will become the Nominating and Governance Committee Chairman. The Nominating and Governance Committee is responsible for both nominating and governance functions as described in its charter. The full text of the Nominating and Governance Committee charter appears on the Company's web site (www.aarcorp.com). Among other things, the Nominating and Governance Committee oversees the composition, structure and evaluation of the Board and its committees, develops and recommends corporate governance guidelines for Board approval, monitors and screens directors for independence and recommends to the Board qualified candidates for election as directors and to serve on Board committees. In seeking qualified candidates, the Nominating and Governance Committee obtains referrals from management, other directors and business and community leaders, and may retain the services of a consultant to assist in identifying candidates. As discussed in its charter, the Nominating and Governance Committee seeks candidates that complement the Board as a whole and that collectively are strong and diverse in knowledge, skills, experience, and background. When selecting nominees, including those proposed by stockholders, the Committee looks for candidates who have a high level of integrity and professional and personal ethics and values, and demonstrated business acumen, leadership and policy making experience or special technical skills, irrespective of gender or ethnicity, as well as other factors the Committee deems appropriate. The Company's Director Nominating Process and Selection Guidelines appear on the Company's web site (www.aarcorp.com). The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders may submit a proposed nomination to the Nominating and Governance Committee for consideration with respect to the Annual Meeting of Stockholders for the year 2005 by writing to the Secretary, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191. To be considered, proposed nominations must be received prior to April 15, 2005, must state the reasons for the proposed nomination and contain the full name and address of each proposed nominee, as well as a brief biographical history setting forth past and present directorships, employment and occupations, and any other qualifications. Proposed nominations must also include a statement indicating that the proposed nominees have consented to being named in the proxy statement and to serve if elected. The Nominating and Governance Committee held two meetings during Fiscal 2004.

Executive Committee

The Executive Committee is comprised of Ira A. Eichner (Chairman), David P. Storch and A. Robert Abboud. Effective October 13, 2004, Mr. Abboud will retire as a Director of the Company and Mr. James E. Goodwin and Marc J. Walfish will become members of the Executive Committee. Mr. Abboud, Mr. Goodwin and Mr. Walfish are each independent directors as defined by applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence. The Executive Committee acts pursuant to its written charter adopted by the Board of Directors and is authorized to meet between meetings of the Board of Directors and exercise certain powers of the Board with respect to urgent matters or other matters referred to it by the Board for deliberation or action, subject to limitations imposed by the Committee's charter, the Board, applicable law and the Company's By-Laws. The full text of the Executive Committee charter appears on the Company's web site (www.aarcorp.com). The Executive Committee did not hold any meetings during Fiscal 2004.

DIRECTORS' COMPENSATION

Each director who is not an officer or employee of the Company or any subsidiary ("Eligible Director") receives an annual retainer of $35,000, a fee of $2,500 for attendance at each meeting of the Board or of any Board committee attended in person ($1,250 per meeting for telephonic Board and Committee meetings), plus reimbursement of expenses. The Chairman of the Board and each committee chairman receive an additional $5,000 annual retainer. Each Eligible Director may elect to defer receipt of the annual retainer and meeting fees pursuant to the Company's Nonemployee Directors' Deferred Compensation Plan. Deferred retainer fees are converted into stock units equivalent to shares of Common Stock, and deferred meeting fees are credited with interest quarterly based on the 10-year United States Treasury Bond rate. Distributions under the plan occur in cash or Common Stock upon termination of service on the Board and on the happening of certain other events, as specified in the plan.

In addition, each Eligible Director, upon being elected a director, receives term life insurance coverage of $200,000, and is eligible to receive discretionary stock option grants from time to time under the AAR CORP. Stock Benefit Plan, as may be determined by the Board. It is anticipated that grants to directors will be made annually. Typically, such options expire ten years from the date of grant and become exercisable in 25% increments on each anniversary grant date at the closing NYSE price on the date of grant. On July 21, 2003, each director was granted an option for 3,500 shares at an exercise price of $6.96 per share.

The AAR CORP. Directors' Retirement Plan was terminated effective April 10, 2001. Any Eligible Director who was a director on the plan's effective date of termination or a retired director then receiving benefits under the plan will continue to receive benefits pursuant to the terms of the plan as the plan was in effect and applicable to such participant on the earlier of the date of plan termination or date of retirement. Benefits are paid upon retirement from the Board on or after age 65 if such director has completed at least five years of service as a director. Benefits are paid quarterly in cash in an amount equal to 25% of the annual retainer payable to an active eligible director and are paid for a period equal to the total number of years of service as a director to a maximum of ten years or until death. Continuing liabilities under the plan are unfunded. As of May 31, 2004, five former directors were receiving retirement benefits under the plan.

Directors who are officers or employees of the Company or any subsidiary receive no additional compensation for service on the Board or any of its committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Eichner, a director of the Company and Chairman of the Board, provides consulting services to the Company pursuant to a consulting agreement that expires on May 31, 2006, under which he receives a quarterly consulting fee in the amount of $25,000. During Fiscal 2004, Mr. Eichner received $100,000 in consulting fees.

VI. PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors is presently divided into three classes, each having three-year terms that expire in successive years. The Board of Directors has nominated two directors to be elected in Class II at the Annual Meeting, each to serve a three-year term expiring at the 2007 Annual Meeting or until the individual is succeeded by another qualified director who has been duly elected.

The nominees for Director in Class II this year are James E. Goodwin and Marc J. Walfish.

Information about the nominees, and continuing directors whose terms expire in future years, is set forth in Section VII below beginning on page 10.

Each nominee is currently serving as a director of the Company. The Board expects all nominees to serve if elected as directors. If any of them should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as nominee. In such event, the proxy holders, in their discretion, will vote the shares for which they serve as proxy for another person nominated by the Board unless the Board reduces the number of directors to be elected. Under Delaware law and the Company's By-Laws, the nominees for director who individually receive the greatest number of votes shall be elected directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR ALL NOMINEES

VII. INFORMATION ABOUT THE NOMINEES AND CONTINUING DIRECTORS

Information about the nominees and continuing directors whose terms expire in future years is set forth below:

Director Since
NOMINEES FOR TERMS EXPIRING IN 2007
Class II Directors whose terms expire at the 2004 Annual Meeting:
JAMES E. GOODWIN, 60: Since 2001, an independent business consultant. From 1999 to 2001, Chairman and Chief Executive Officer of UAL, Inc. and United Airlines, Inc., where he retired after 34 years. From 1998 to 1999, President and Chief Operating Officer of United Airlines, Inc. From 1992 to 1998, Senior Vice President of United Airlines, Inc.	2002
Other directorships: Labe Bank; and DBS Communications Inc.
MARC J. WALFISH, 51: Founded Merit Capital Partners in 2003. From 1991 to 2003, William Blair Mezzanine Capital Partners. From 1978 to 1991, Prudential Capital Corporation, most recently as Senior Vice President.	2003
CONTINUING DIRECTORS:
Class III Directors whose terms expire at the 2005 Annual Meeting:
IRA A. EICHNER, 73: Since 1973, Chairman of the Board of AAR. Mr. Eichner founded the Company in 1955 and was its Chief Executive Officer until October, 1996. From 1996 until his retirement as an active executive officer on May 31, 1999, he was executive Chairman of the Board and Founder of the Company. Mr. Eichner is Mr. Storch's father-in-law.	1955
RONALD R. FOGLEMAN, 62: Since 1997, President and Chief Operating Officer of B Bar J Cattle Company and President and Chief Operating Officer of Durango Aerospace Incorporated, an international aviation consulting firm, and member of NASA Advisory Council and Defense Policy Board. From 1994 to 1997, General, Chief of Staff, Headquarters United States Air Force, Washington, D.C.	2001
Other directorships: Alliant Techsystems, Inc.; Mesa Air Group Inc.; and World Airways Inc.
RONALD B. WOODARD, 61: Since 2003, Chairman of MagnaDrive, Inc., an industrial torque transfer equipment company, which he co-founded following his retirement from The Boeing Company after 32 years. From 1995 to 1998, President of the Boeing Commercial Airplane Group. From 1991 to 1994, Vice President and General Manager of the Renton Division of Boeing Commercial Aircraft. From 1987 to 1991, President of deHavilland Aircraft. Prior to that, Vice President and General Manager of the Materiel Division of Boeing Commercial Aircraft, and various other management positions.	2004
Other directorships: Coinstar Inc. and Continental Airlines, Inc.
CONTINUING DIRECTORS:
Class I Directors whose terms expire at the 2006 Annual Meeting:
JAMES G. BROCKSMITH, JR., 63: Since 1996, an independent business consultant. From 1990 to 1996, Deputy Chairman, and Chief Operating Officer of KPMG Peat Marwick, where he retired after 31 years.	2001
Other directorships: Alberto-Culver Company; Nationwide Financial Services, Inc.; Sempra Energy; and Worthington Industries, Inc.
JOEL D. SPUNGIN, 66: Since 1995, Managing Partner, DMS Enterprises, a consulting and management advisory partnership. From 1994 to 1999, Chairman Emeritus, and from 1988 to 1995, Chairman and Chief Executive Officer of United Stationers Inc.	1992
Other directorships: Home Products International, Inc.; and Vita Foods, Inc.
DAVID P. STORCH, 51: Since 1996, President and Chief Executive Officer of AAR. From 1989 to 1996, President and Chief Operating Officer of AAR. From 1988 to 1989, Vice President of AAR. Mr. Storch is Mr. Eichner's son-in-law.	1989

VIII. EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

General

The Company's executive compensation program is structured and administered by the Compensation Committee of the Board of Directors. The Compensation Committee is comprised of the four individuals listed below, all of whom have been determined by the Board of Directors to be independent directors of the Company under applicable NYSE rules and the Company's Categorical Standards and Policy for Determining Director Independence.

The executive compensation program is designed to enable the Company to attract, motivate and retain talented executives capable of achieving strategic business initiatives and to reward them for their achievement. It is designed to complement the Company's short-term and long-term business objectives and to focus executives' efforts on fulfilling these objectives. The program consists of three elements: (i) base salaries which are generally set between the median and third quartile salary level of comparable positions in similar companies, adjusted up or down to reflect individual responsibilities, performance and other relevant factors; (ii) annual variable incentive opportunities paid in cash and stock based on individual contribution and performance; and (iii) long-term incentive opportunities, in the form of stock options and restricted stock awards.

Total compensation opportunities for each executive are intended to be competitive with those offered by other companies competing for talent in the Company's employment market. In designing and administering the individual elements of the executive compensation program for each executive, the Compensation Committee strives to balance short- and long-term incentive objectives and employ prudent judgment in establishing base salary levels and performance criteria, evaluating performance and determining actual incentive payments. To ensure competitiveness and reasonableness of the Compensation Committee's compensation decisions, independent compensation consulting firms are retained periodically to advise the Compensation Committee in connection with both the design and implementation of the various elements of the program and the level of individual executive participation. The Company uses competitive compensation analyses by independent consultants to ensure that the President and Chief Executive Officer's and other executive officers' base salaries and total compensation opportunities (not actual pay) are at an appropriate competitive level relative to compensation for such positions at other companies in the relevant employment market. Generally, as an executive's level of responsibility increases, a greater percentage of total compensation opportunity is based on performance, and the mix of total compensation shifts toward stock, thereby aligning the long-term interest of senior executives with those of stockholders.

Base Salaries

Base salary levels of all elected corporate officers, including the President and Chief Executive Officer, are reviewed annually by the Compensation Committee and may be adjusted depending upon the executive's qualifications, responsibilities, assessed performance contribution, tenure in the Company and in the position held, and competitive salary considerations relative to similar positions at other companies competing for talent in the Company's employment market. In Fiscal 2002, the Company implemented a sliding scale base salary reduction program for all employees, including the named executive officers, as part of a company-wide cost reduction effort. In Fiscal 2003, base salaries were fully reinstated for employees generally, but were only partially reinstated for certain senior executives. The base salaries of the President and Chief Executive Officer and other executive officers named in the Summary Compensation Table received no salary increases in Fiscal 2004, with the exception of one named executive officer who assumed new responsibilities during the period. The base salaries of all employees, including the named executive officers, were increased effective June 1, 2004 by the greater of three percent or an amount that would restore their respective base salaries to pre-October 1, 2001 salary levels.

Annual Incentive Opportunities

The President and Chief Executive Officer has an annual performance-based incentive bonus opportunity of up to 150% of his base salary under the Company's stockholder-approved AAR CORP. Section 162(m) Performance-Based Annual Cash Bonus Program ("AAR's 162(m) Program"). The percentage incentive bonus opportunity for other executive positions varies depending on their responsibility level.

Under AAR's 162(m) Program, each fiscal year the Compensation Committee establishes specific annual cash bonus performance goals intended to meet the requirements of Section 162(m) of the Internal Revenue Code ("IRC"), for the President and Chief Executive Officer of the Company and certain other executive officers of the Company. These goals focus on two categories: income and balance sheet management. The importance and weighting of these two categories is established each year by the Compensation Committee. Under the category of income, the goals include one or several of the following: pre-tax income, earnings per share and net income. Under the category of balance sheet management, the goals include one or several of the following criteria: shareholder equity, long-term debt to capital ratio, investment rating, debt coverage, cash flow and return on invested capital. The President and Chief Executive Officer is eligible to earn up to 100% of his base salary for meeting target goals and up to an additional 50% of base salary for exceeding target goals. The percentage incentive bonus opportunity for other executive positions varies depending on their responsibility level. The amount actually earned depends on each participant's position, bonus opportunity and actual performance versus the pre-established goals.

Long-Term Incentive Opportunities

The long-term incentive program consists of stock options or restricted stock/performance restricted stock awards, or any combination thereof, granted under the AAR CORP. Stock Benefit Plan, in the discretion of the Compensation Committee. The specific terms of any stock option or RSA grants are determined by the Compensation Committee at the time grants are approved, subject to the provisions of the Plan.

Stock option/performance stock option awards typically expire ten years from the date of grant or earlier upon termination of employment, become exercisable in equal increments over a period of three to five years on successive grant anniversary dates at fair market value based on the NYSE closing stock price on the date of grant or, in some instances, upon meeting certain share price performance criteria, and may be accompanied by reload features. Typically, stock option grants vest in 20% increments ratably on the grant date anniversary (Fiscal Year 2003 option grants had a dual vesting schedule that also provided an opportunity for accelerated vesting based on the Company's rolling 20-day average New York Stock Exchange stock price appreciating above the grant price beyond certain specified threshold values on a sliding scale). Restrictions imposed on restricted stock awards vary and are designed, among other things, to encourage executives to stay with the Company and to maintain a focus on long-term objectives of the Company. Restricted stock grants typically vest over periods of three to ten years from grant date and may be performance-based with vesting to occur over periods of three to six years after being earned. Typically, stock option and restricted stock grants are subject to forfeiture if the employee terminates employment for any reason other than death, retirement or disability or the Company terminates employment for cause, during the grant cycle. During the grant cycle, the participant receives dividends on the restricted shares and also has the right to vote the restricted shares.

When determining stock option and restricted stock awards, the Committee considers the recipient's position and responsibilities in the Company, performance and contributions made during the preceding year, capabilities and potential for future contribution to the Company, the number of options and awards previously granted to the recipient and, for senior management, their progress toward achieving the Company's guidelines for stock ownership by senior management.

The Board believes that Mr. Storch, as the President and Chief Executive Officer, should have the opportunity, based on performance, to earn shares of Company stock and that the performance measures that govern his opportunities should be both economic and stockholder value related. Such measures should also be related to the Company's industry and investor communities and reflect business objectives of the Company over the coming years.

Under a long-term incentive plan approved by the Board and approved by the stockholders with respect to performance restricted stock grants under this plan, commencing on June 1, 2001 and ending on May 31, 2005, Mr. Storch has the opportunity to receive annually under the AAR CORP. Stock Benefit Plan, at the discretion of the Compensation Committee, (i) options in an amount determined by a fraction, the numerator of which is equal to up to 1.25 times his then current base salary and the denominator of which is equal to the fair market value of the common stock on the date of grant divided by three, and (ii) performance restricted stock in amounts (a) up to .9375 times his then current base salary based on the Company's average return on capital during the performance period as compared to the S&P 500 Composite average return on capital and (b) up to .9375 times his then current base salary based on the Company's common stock share price performance during the period as compared to the common stock share price performance of the Company's peer group as described in the Company's Proxy Statement from time to time.

Mr. Storch and other named executive officers in the Summary Compensation Table below received the stock options and restricted stock grants reflected in the tables below. The number of shares covered by each grant reflects individual contributions and performance and is consistent with competitive industry practices, in the view of the Compensation Committee. The grant levels also continue the Board's emphasis on executive stock ownership and further the Company's objectives of tying incentive compensation to performance and aligning executives' interests with the interests of the Company's stockholders, while balancing these factors against the projected needs of the business, as well as financial considerations, including impact on stockholder dilution.

Chief Executive Officer Compensation

In Fiscal 2002, Mr. Storch's annual base salary was temporarily reduced effective October 1, 2001, as part of a Company-wide cost reduction effort following the events of September 11th. His salary level was partially reinstated to $661,466 in Fiscal 2003, and remained at that level throughout Fiscal 2004. Effective June 1, 2004, Mr. Storch's salary level was fully reinstated and his annual base salary is presently $696,280. Pursuant to his Employment Agreement, for Fiscal 2004, Mr. Storch earned an annual incentive cash bonus equal to 93% of his base salary in effect on May 31, 2004, or $615,163, based on the Company's performance during the period, which exceeded pre-established sales revenue, cash flow from operations and long-term debt to capital ratio goals, and achieved 73% of the net income goal. In addition, under Mr. Storch's leadership during the period, the Company successfully restructured its financing, reduced its net debt and achieved a "stable" Standard & Poor's credit rating, all in a very difficult aviation and aerospace industry business environment. However, in view of the overall Fiscal 2004 net income of the Company and Mr. Storch's desire to drive the Company toward a lower cost operating environment and to allocate more of the Company's Fiscal 2004 available bonus pool to other participants, Mr. Storch requested that his annual incentive bonus for Fiscal 2004 be reduced to 75% of his base salary or $496,100. The Compensation Committee honored that request.

The tables which follow this report and accompanying footnotes and narrative reflect the decisions covered by the above discussion.

Federal Income Tax Considerations

IRC Section 162(m) generally prevents any public company from claiming a deduction for compensation in excess of $1 million for the Chief Executive Officer or any of the four highest compensated executive officers. This deduction limitation, however, does not apply to performance-based compensation that satisfies certain requirements under Section 162(m). The Compensation Committee has determined that it is in the best interests of the Company and its stockholders to structure compensation of executive officers so that compensation will not be subject to the deduction limit to the extent that it can reasonably do so in a manner that provides adequate incentives and allows the Company to attract and retain qualified executives. However, the Compensation Committee has previously and may in the future structure compensation arrangements that under certain circumstances may be subject to the deduction limit. None of the compensation paid by the Company in Fiscal 2004 was subject to the deduction limit.

Compensation Committee

  James G. Brocksmith, Jr., Chairman
  A. Robert Abboud
  Ronald R. Fogleman
  Joel D. Spungin

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid for Fiscal Years 2002 through 2004 to the President and Chief Executive Officer and the four other most highly paid executive officers in Fiscal 2004.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)[1]	Securities Underlying Options (#)		All Other Compensation ($)[2]
DAVID P. STORCH PRESIDENT AND CHIEF EXECUTIVE OFFICER	2004 2003 2002	661,466 661,466 665,400	496,100 0 0	67,800 62,000 —	348,000 0 0	481,261 280,000 175,743	[3]	84,300 89,100 101,200
TIMOTHY J. ROMENESKO VICE PRESIDENT AND CHIEF FINANCIAL OFFICER	2004 2003 2002	300,600 300,600 293,700	225,651 0 0	— — —	139,200 0 0	85,388 24,000 26,140	[3] [4]	12,500 14,700 17,600
HOWARD A. PULSIFER VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY	2004 2003 2002	261,100 261,100 255,600	127,289 0 0	— — —	139,200 0 0	57,963 18,000 24,119	[3] [4]	33,300 35,800 37,400
JAMES J. CLARK GROUP VICE PRESIDENT—MAINTENANCE, REPAIR & OVERHAUL	2004 2003 2002	251,100 251,100 245,700	50,000 0 0	— — —	139,200 0 0	66,089 30,000 15,000	[3]	5,700 7,100 7,200
MARK MCDONALD GROUP VICE PRESIDENT, MANUFACTURING	2004 2003 2002	199,600 176,100 141,800	320,818 180,000 110,000	— — —	139,200 0 0	56,183 15,800 5,000	[3]	400 1,600 2,900

1
On May 31, 2004, the following shares of restricted stock were held by each named executive: Mr. Storch, 50,000; Mr. Pulsifer, 28,625; Mr. Romenesko, 38,469; Mr. Clark, 29,800; and Mr. McDonald, 20,000. The May 31, 2004 market value of each named executive's restricted stock is as follows: Mr. Storch, $479,000; Mr. Pulsifer, $274,228; Mr. Romenesko, $368,533; Mr. Clark, $285,484; and Mr. McDonald, $191,600. Vesting of long-term restricted stock awards for executive officers varies from three years to seven years for Fiscal Years 1999, 2000, 2001, and 2004 awards and ten years for Fiscal 1998 awards for other executive officers. Dividends, if any are declared, are paid on all shares of restricted stock. In the event of a change in control of the Company as defined in the Plan, all restricted stock awards become vested immediately.

2
"All Other Compensation" includes the following: (i) the premium paid on group term life insurance for Mr. Pulsifer, $5,500; Mr. Romenesko, $1,300; Mr. Clark, $500; Mr. McDonald, $400; and (ii) the value of the benefit of the remainder of the premium paid under the Company's split dollar life insurance program in the following amounts: Mr. Storch, $84,300; Mr. Pulsifer, $27,800; Mr. Romenesko, $11,200; Mr. Clark, $5,200.

3
Includes reload option shares for Mr. Storch, 124,868; for Mr. Romenesko, 35,388; for Mr. Pulsifer, 7,963; for Mr. Clark, 16,089; for Mr. McDonald, 6,183.

4
Includes reload option shares for Mr. Romenesko, 6,140; for Mr. Pulsifer, 9,119.

STOCK OPTIONS

Options generally become exercisable 20% each year over a five-year period. Unexercised options expire ten years after the date of grant (Fiscal Year 2003 option grants were subject to a dual vesting schedule that also provided an opportunity for accelerated vesting based on the Company's rolling 20-day average New York Stock Exchange stock price appreciating above the grant price beyond certain specified values on a sliding scale). The stock option exercise price is equal to the fair market value (NYSE closing price) of a share of stock on the date of grant. The options have no value unless the stock price appreciates and the holder satisfies the applicable vesting requirements.

The following table shows certain information with respect to stock options granted in Fiscal 2004 to the named executive officers. It also shows how much the named executive officers potentially may realize under two hypothetical situations: if the stock gains 5% or 10% in value per year compounded over the ten-year life of the options. These are assumed hypothetical rates of appreciation required to be shown by Securities Exchange Commission regulations as an example and are not a forecast of future stock price appreciation.

Option Grants in Last Fiscal Year

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term of 10 Years
	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year
Name					Exercise Price ($/Sh)		Expiration Date
								5% ($)	10% ($)
David P. Storch	356,393 124,868	[1]	23.38 8.19	% %	$ $	6.96 16.18	7/21/2013 7/9/2012	$1,559,970 1,088,701	$3,953,271 2,705,273
Timothy J. Romenesko	50,000 4,281 20,094 8,319 2,694	[1] [1] [1] [1]	3.28 ..28 1.32 ..55 ..18	% % % % %	$ $ $ $ $	6.96 16.05 16.05 12.39 12.75	7/21/2013 7/9/2012 7/11/2010 7/9/2012 7/9/2012	218,855 37,881 131,293 49,212 16,400	554,622 93,304 305,970 117,872 39,281
Howard A. Pulsifer	50,000 7,963	[1]	3.28 ..52	% %	$ $	6.96 16.18	7/21/2013 7/9/2012	218,855 71,033	554,622 174,960
James J. Clark	50,000 13,288 2,801	[1] [1]	3.28 ..87 ..18	% % %	$ $ $	6.96 16.16 15.33	7/21/2013 7/9/2012 7/9/2012	218,855 118,389 20,502	554,622 291,597 49,105
Mark McDonald	50,000 5,977 206	[1] [1]	3.28 ..40 ..01	% % %	$ $ $	6.96 15.52 15.52	7/21/2013 7/9/2012 10/9/2012	218,855 44,290 1,763	554,622 106,083 4,342

1
These are reload options resulting from exercise of original option grants. Under the original grants, reload options result upon surrender of shares then owned by the option holder in payment of the exercise price of the initial option. The reload option is for the number of shares surrendered and expires concurrent with the original option. The reload option exercise price is equal to the fair market value of the underlying stock on the date the original option is exercised. Reload options are included in the percentage total options grant to employees shown on the chart. Values shown in the Potential Realizable Value columns are duplicative of the portion of the value disclosed in such columns in the year of the original option grant and do not represent new value above that of the original grant.

The following table shows stock options exercised by named executive officers during Fiscal 2004 and the aggregate gain in pre-tax value realized over the period between the date of grant and the date exercised. This table also shows the number of shares of Common Stock covered by both exercisable and non-exercisable stock options as of May 31, 2004, and the pre-tax value of "in-the-money" unexercised options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)[1]
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David P. Storch	290,028	$1,877,279	1,572,184	684,130	$44,352	$933,750
Timothy J. Romenesko	48,000	184,620	122,339	83,000	0	131,000
Howard A. Pulsifer	15,000	113,850	87,853	72,400	2,970	131,000
James J. Clark	36,600	259,903	64,457	69,550	0	131,000
Mark McDonald	11,800	87,164	28,233	61,200	0	156,520

1
Value of unexercised in-the-money options equals the fair market value of the Common Stock at May 31, 2004, less the exercise price, times the number of option shares outstanding. The closing price of the Common Stock on the NYSE at May 31, 2004, was $9.58.

PENSION BENEFITS

Qualified Plan Benefits

The Company provides benefits to all domestic employees, including the named executive officers, under a qualified retirement program that includes defined benefits (The AAR CORP. Retirement Plan, a cash balance type plan) and a 401(k)/profit sharing plan (The AAR CORP. Retirement Savings Plan). The defined benefits are based upon the present value of a participant's benefit as of December 31, 1999 and a formula for benefits earned from and after January 1, 2000 which takes into consideration the participant's age, years of credited service, a percentage of the participant's compensation for the year and certain interest credits. Compensation includes cash compensation shown as income on an employee's Form W-2, reduced by certain items specified in the plans, plus elective pre-tax contributions under the AAR CORP. Retirement Savings Plan. Compensation for purposes of the qualified plans cannot exceed an annual compensation limitation of $205,000 as adjusted from time to time by the Commissioner of Internal Revenue in accordance with applicable provisions of the IRC.

The aggregate salary and bonus compensation shown for the named executive officers in the Summary Compensation Table above is the compensation currently included for purposes of determining benefits under qualified plans, subject to applicable IRC compensation limits for qualified plans. Profit sharing and 401(k) benefits are based on elective pre-tax contributions by employees with a Company match of up to 1 percentage point of the first 5 percentage points of elective pre-tax contributions to the plan, and a profit sharing contribution by the Company based on the individual employee's elective pre-tax contributions and the economic performance of the individual employee's operating unit. The Company has temporarily suspended its Company matching contribution. The Company's profit sharing contribution can be up to 3% of cash compensation.

Non-Qualified Plan Benefits

The Company provides supplemental retirement benefits to certain executives and key employees under the Supplemental Key Employee Retirement Plan ("SKERP"). All of the named executive officers are participants in the SKERP. The SKERP is designed to restore the approximate amount of benefits under the Company's qualified retirement savings plan lost as a result of IRC limitations, including those limiting compensation for purposes of benefit calculations. The SKERP also provides for executive participant retirement benefits (including qualified plan benefits) in the aggregate at 60% and 50% of final average compensation (as defined in plan documents), respectively, for the President and Chief Executive Officer, and for two other named executive officers designated by the Board, reduced by certain items specified in plan documents. Three designated key employee participants in the SKERP also receive Supplemental Company Contributions to their SKERP savings account in amounts set by separate agreement between each employee and the Company. SKERP benefits are unfunded and Company contributions and Supplemental Retirement benefits payable by the Company are forfeited if the participant violates a covenant not to compete set forth in the plan document or if employment is terminated for cause (except that a forfeiture will not occur under certain circumstances in the event of a change in control as defined in the plan document).

Table of Pension Benefits

The following table shows the estimated aggregate annual benefits payable upon retirement at normal retirement age (65) and years of service for each of the named executive officers under the AAR CORP. Retirement Plan and SKERP.

Pension Table

Name	Projected Annual Benefit at Age 65	Years of Service to Date
David P. Storch	$405,134	25
Timothy J. Romenesko	$223,957	23
Howard A. Pulsifer	$174,745	17
James J. Clark	$88,759	21
Mark McDonald	$57,248	8

EMPLOYMENT AND OTHER AGREEMENTS

David P. Storch

The Company has an employment agreement with Mr. Storch designed to assure his continued services with the Company at a base compensation of $696,280 per year or such increased amount as the Board may determine. Mr. Storch's term of employment is continuously extended so as to have a remaining term of three years, but shall expire upon death, disability, retirement or other termination of employment.

Mr. Storch's employment agreement also includes: confidentiality and non-compete provisions; participation in the Company's benefit plans; a severance payment equal to two times base salary then in effect upon termination of employment by the Company for other than cause prior to a change in control of the Company; a severance payment equal to three times his average cash compensation (base salary plus cash bonus) for the last two fiscal years of employment upon termination of employment under certain circumstances in the event of a change in control of the Company; an incentive bonus opportunity of up to 150% of base salary subject to annual financial targets approved by the Compensation Committee (20% of any bonus is payable in three-year restricted stock); an annual long-term incentive stock compensation plan consisting of (i) an annual option grant opportunity of an amount determined by a fraction, the numerator of which is equal to up to 1.25 times his base salary and the denominator of which is equal to the fair market value of the stock on the grant date divided by three, and (ii) Performance Restricted Stock in amounts (a) up to .9375 times his then current salary based on the Company's average return on capital during the performance period as compared to the S&P 500 Composite average return on capital and (b) up to .9375 times his then current base salary based on the Company's common stock share price performance during the period as compared to the common stock share price performance of the Company's peer group as described in the Company's Proxy Statement; a supplemental cash payment to the extent necessary to preserve the level of benefits provided for in the employment agreement in the event of imposition of excise taxes in respect of "excess parachute payments" under the IRC; and, in the event of a change in control of the Company as defined in the employment agreement, accelerated vesting of awards outstanding under the Company's Stock Benefit Plan and continuation of certain other benefits for a period of three years.

Other Agreements

The Company has entered into severance agreements with the named executive officers other than Mr. Storch. The severance agreements are substantially identical to each other, include confidentiality and non-compete covenants, and provide for payment of compensation and certain benefits in the event of termination of employment for other than cause, including a change in control of the Company as defined in the severance agreements. Severance equal to base salary plus any earned incentive cash bonus will be paid upon termination of employment by the Company for other than cause as defined in the severance agreements prior to a change in control of the Company. Under certain circumstances, upon termination of employment following a change in control, the employee will receive severance equal to from one to three times total compensation (base salary plus annual cash bonus) for the most recently ended fiscal year or the preceding fiscal year, whichever is greater, accelerated vesting of awards outstanding under the Company's Stock Benefit Plan, special supplemental retirement benefits determined as if the employee had three additional years of service under the Company's retirement plans, continuation of certain other benefits for a period of three years, and a supplemental cash payment to the extent necessary to preserve the level of benefits provided for in the severance agreement in the event of imposition on such employee of excise taxes payable in respect of "excess parachute payments" under the IRC.

The Company has also entered into split dollar life insurance agreements with certain key employees, including four of the named executive officers. Under the agreements, the Company will fund the annual insurance premiums for the policies subject to reimbursement from the cash value or death benefit proceeds of the policies.

IX. STOCKHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the five-year cumulative total stockholder return (including reinvestment of dividends) of the Company, the S&P 500 Index and the S&P 600 Aerospace/Defense Index.

AAR CORP.
Comparison of Cumulative Five Year Total Return1

1
Assumes $100 invested on June 1, 1999, and reinvestment of dividends in the Company's Common Stock, the S&P 500 Index and the S&P 600 Aerospace/Defense Index.

The S&P Index is comprised of domestic industry leaders in four major sectors: Industrials, Financials, Utilities and Transportation, and serves as a broad indicator of the performance of the U.S. equity market. The S&P 600 Aerospace/Defense Index is comprised of smallcap companies engaged in aerospace/defense business activities, presently including: AAR CORP., Armor Holdings, Inc., Cubic Corp., Curtiss-Wright Corp., DRS Technologies Inc., Edo Corp., Engineered Support Systems, Esterline Technologies Corp., GenCorp Inc., Invision Technologies Inc., Kaman Corp., Mercury Computer Systems Inc., Moog Inc., Teledyne Technologies Inc., and Triumph Group, Inc.

X. AUDIT INFORMATION

Report of Audit Committee

The Audit Committee carries out its responsibilities pursuant to its written charter. Among other things, the Audit Committee exercises general oversight of the Company's financial reporting process and reviews and makes recommendations to the Board concerning the reliability and integrity of the Company's internal controls, disclosure controls, financial reporting process and legal compliance, and the independence and performance of the Company's internal and independent auditors. The Company's management is primarily responsible for the Company's financial statements and the quality and integrity of the reporting process and systems of internal control. The Company's independent auditors are responsible for auditing the Company's financial statements and for expressing an opinion on the conformity of the financial statements with accounting principles that are generally accepted in the United States. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties with funding from the Company.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended May 31, 2004, with the Company's management and representatives of the independent auditors, including a discussion of the reasonableness of significant judgments and clarity of disclosures in the financial statements. The Audit Committee also reviewed with management and the independent auditors the preparation of the financial statements and related disclosures contained in the Company's earnings announcements and quarterly reports. Management has represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles that are generally accepted in the United States ("GAAP") and the independent auditors have expressed an opinion based on their audit that the financial statements are in conformance with accounting principles that are generally accepted in the United States. The Audit Committee is not responsible for the determination that the Company's financial statements are complete and accurate and in accordance with GAAP.

The Audit Committee reviewed and discussed with the independent auditors and management the overall scope and plans for the audit and the adequacy of internal controls, and met with the independent auditors without management present to discuss the results of their audits, their evaluation of the Company's internal controls, disclosure controls and the overall quality (not just acceptability) of the Company's accounting policies and financial reporting. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, the independent auditor's independence from the Company and its management, including the matters in the written disclosures and letter furnished to the Audit Committee by the independent auditors and required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and determined that the non-audit services provided to the Company by the independent auditor are compatible with maintaining the auditors' independence.

In reliance on its review of the audited financial statements and the discussions referred to above and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2004, for filing with the Securities and Exchange Commission.

Audit Committee

  A. Robert Abboud, Chairman
  James G. Brocksmith, Jr.
  James E. Goodwin
  Joel D. Spungin

INDEPENDENT AUDITOR/PRINCIPAL ACCOUNTANT

The Audit Committee engaged KPMG LLP ("KPMG") as the Company's independent auditor/principal accountant for Fiscal 2004 principally to perform the annual audit and to render certain other services.

The Audit Committee of the Company's Board of Directors, after consideration and determination of KPMG's independence in light of all services rendered to the Company, selected KPMG as its independent auditors for the fiscal year ending May 31, 2005. Representatives of KPMG are expected to be present at the Annual Meeting, with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

Independent Auditor/Principal Accountant Fees and Services

The Company's independent auditor/principal accountant reports to, and is engaged at the direction of, the Audit Committee. Audit Committee pre-approval is required for any non-audit and audit related services to be provided by the independent auditors in excess of $100,000 in the aggregate.

The following table sets forth the aggregate fees billed by KPMG to the Company for Fiscal Years 2004 and 2003 for audit, audit related, tax, and other services provided by the Company's independent auditors:

Independent Auditor/Principal Accountant Fees and Services

Type of Fees	Fiscal Year 2004		Fiscal Year 2004 % Pre-Approved	Fiscal Year 2003
Audit Fees	$644,000		100%	$578,000
Audit Related Fees[1]	105,200		100%	46,500	[1]
Tax Fees[2]	151,845		100%	125,100	[2]
All Other Fees[3]	43,780	[3]	100%	—

1
Audit related fees in FY2004 include benefit plan audits and a public offering comfort letter; in FY2003, audit related fees include benefit plan audits, SEC Comment Letter review and due diligence assistance.

2
Tax fees include federal tax return reviews.

3
All other fees include assistance consultation and assistance regarding compliance with government contracting regulations.

XI. OTHER MATTERS TO BE VOTED UPON

Management knows of no other matters which are to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the named proxy holders will vote all proxies in their discretion and best judgment on such other matters.

XII. STOCKHOLDER PROPOSALS
FOR THE YEAR 2005 ANNUAL MEETING

Any stockholder who wishes to present a proposal for consideration at the Annual Meeting of Stockholders to be held in 2005 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. Under the Company's by-laws, in order for a proposal to be eligible for action by the stockholders at and inclusion in the Company's proxy statement and form of proxy relating to the 2005 Annual Meeting, the stockholder must submit such proposal to the Company, in writing, to be received by the Secretary of the Company, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, no later than April 16, 2005.

A stockholder proposal submitted outside Rule 14a-8 under the Exchange Act for presentation at the 2005 Annual Meeting will be considered untimely for purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the stockholder proposal is received by the Company after April 16, 2005.

                        By Order of the Board of Directors

                        Howard A. Pulsifer
                         Secretary

August 27, 2004

UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK OF AAR CORP., THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM l0-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MAY 31, 2004. REQUESTS SHOULD BE MADE TO MR. HOWARD A. PULSIFER, SECRETARY, AAR CORP., ONE AAR PLACE, 1100 N. WOOD DALE ROAD, WOOD DALE, ILLINOIS 60191, (630) 227-2000.

APPENDIX 1

AAR CORP.
Board of Directors
Audit Committee Charter

Purpose

The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities relating to (i) corporate accounting, disclosure and reporting practices and legal and regulatory compliance of the Company, (ii) the quality and integrity of the Company's financial statements and (iii) the qualifications, independence and performance of the Company's internal audit function and independent auditors.

Organization

The Audit Committee shall be comprised of not less than three directors of the Company who shall meet the compensation, independence, experience, financial expertise, and other requirements of the New York Stock Exchange and applicable federal and state securities law and regulations. The members of the Audit Committee shall be appointed by the Board from time to time after considering the recommendation of the Nominating & Governance Committee and upon a determination by the Board that the nominees meet all required qualifications for Audit Committee membership.

Committee Authority and Responsibilities

The Audit Committee will maintain flexible policies and procedures and meeting schedules, consistent with the requirements of this Charter and the Company's by-laws, to enable the Audit Committee to best react to changing circumstances and provide that the Company's accounting, disclosure and reporting practices are in accordance with applicable legal and regulatory requirements. The Chairman of the Audit Committee may call meetings during the year as necessary, but shall call a meeting at least once each fiscal quarter.

The Committee will provide for free and open communication between the Committee and the Company's directors, independent auditors, internal auditors and management.

Both the Company's internal auditors and independent auditor are ultimately accountable to the Board of Directors and the Audit Committee as representatives of the Company's shareholders. The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation and oversight of the work (including resolution of disagreements between management and the auditor regarding financial reporting) of the Company's independent auditors for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall have sole responsibility for engaging or terminating the relationship with the Company's independent auditors and the independent auditors shall report directly to the Audit Committee. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation fees and expenses to the independent auditor for the purpose of rendering an audit report.

The Audit Committee has authority to retain special legal, accounting or other consultants to advise the Audit Committee as they may determine appropriate. The Audit Committee may require any officer or employee of the Company or the Company's legal counsel or independent auditor to attend committee meetings or to meet with any members of, or consultants to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of all fees and expenses to any advisors employed by the Audit Committee pursuant to its authority under this Charter or applicable law or regulations.

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee shall make regular reports to the Board.

In carrying out its duties and responsibilities, the Audit Committee shall:

1.
Review and assess the adequacy of the Audit Committee charter annually and submit any recommended changes to the Board for approval.

2.
Approve and recommend to the Board for appointment and engage independent auditors that meet NYSE and applicable securities law and regulatory requirements to audit the financial statements of the Company and its divisions and subsidiaries and the Company's pension plans.

3.
Review written statements from the independent auditors delineating all non-audit relationships between the independent auditors and the Company, review with the independent auditors the effect of any disclosed relationships or services on objectivity and independence of the independent auditors, take appropriate action to ensure the independence of the appointed independent auditors and approve the compensation arrangements and proxy statement disclosures of compensation, fees and expenses paid to independent auditors.

4.
Receive and review, at least annually, a report by the independent auditors describing (i) the auditors internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review of peer group review of the firm or by governmental or professional authorities in the preceding five years relating to an independent audit conducted by the firm and resolution of such issues.

5.
Approve in advance, as a Committee of the whole or by delegation of authority to one or more members of the Committee, any permitted non-audit services performed by the Company's independent auditor, including tax services, and cause such approval to be disclosed in the Company's periodic filings as required by applicable regulations.

6.
Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and other applicable laws and regulatory requirements relating to the conduct of the audit.

7.
Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the upcoming year and the audit procedures to be used; at the conclusion of the year review such audit, including any comments or recommendations of the independent auditors.

8.
Review with the Company's independent auditors, internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the internal controls and disclosure controls of the Company, and elicit any recommendations for the improvement of such internal control and disclosure control procedures or particular areas where new or more detailed controls or procedures are desirable.

9.
Review the internal audit function of the Company, including its organizational structure, authority and independence of reporting obligations, department budget, qualification of personnel and the proposed audit plans for the coming year, and the coordination of such plans with the outside auditors. Review and concur with the appointment, reassignment or dismissal of the Director of Internal Audit.

10.
Receive, review and discuss with the Company's independent auditors, and internal auditor as appropriate (i) a summary of significant findings from completed internal audits, together with management's response, and periodic progress reports, with explanation for any deviations from the original plan; (ii) all critical accounting policies and practices to be used; (iii) all alternative treatments of financial information within GAAP (generally accepted accounting principles) that have been discussed with management, (iv) ramifications of alternative disclosures and treatments, and the treatment preferred by the auditor; and (v) other material written communications between the independent auditor and management.

11.
Review and discuss (i) significant financial risks, (ii) the financial statements, and (iii) the Company's draft MD&A for the period with management and the independent auditors, prior to issuance of an earnings release or earnings guidance or their filing or distribution to shareholders. Among the items to be discussed are (i) accounting principles, practices and judgments, (ii) whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders, and (iii) any changes in accounting principles.

12.
Provide sufficient opportunity for the Committee to meet separately in executive session each quarter with (i) management, (ii) the independent auditors, and (iii) the internal auditor. Among the items to be discussed in these meetings are the auditors' evaluation of the Company's financial, accounting, and auditing personnel, the auditors' judgments about the Company's accounting principles as applied to its financial reporting; the level of management cooperation that the outside auditors received during the course of the audit; and management's assessment of the performance of the auditors.

13.
Review the human resources and succession planning of the accounting and financial operations within the Company.

14.
Receive reports concerning the Company's Assist Line activity and any non-compliance with the Company's Code of Business Conduct and Ethics by any officers of the Company and approve any waivers therefrom and any "related party" transactions.

15.
Report on significant matters discussed at each Committee meeting to the Board.

16.
Investigate, as appropriate, any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or a second independent accountant, at the expense of the Company, for this purpose if, in its judgment, that is appropriate.

17.
Prepare an appropriate Audit Committee report to shareholders to be included in the Company's annual proxy statement that is consistent with applicable law and Securities and Exchange Commission requirements.

18.
Perform any other activities consistent with this Charter, the Company's by-laws, and governing law and regulations, as the Committee or Board deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of management and the Company's independent auditor.

Dear Stockholder:

We encourage you to submit your proxy for the voting of your shares electronically this year either by telephone or the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To submit your proxy vote by Telephone:
Using a touch-tone phone call toll-free:	1-877-PRX-VOTE (1-877-779-8683)
To submit your proxy vote by Internet:
Log onto the Internet and go to the website:	http:/www.eproxyvote.com/air

Note: If you submit your proxy over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

THANK YOU FOR VOTING YOUR SHARES
YOUR VOTE IS IMPORTANT!

Do not return this Proxy Card if you are submitting your proxy by telephone or the Internet

…

…meeting the needs of the aviation/aerospace industry around the world

• Amsterdam, Netherlands
• Atlanta, Georgia
• Cadillac, Michigan
• Clearwater, Florida
• College Park, Georgia
• Frankfort, New York
• Garden City, New York
• Hannover, Germany
• Indianapolis, Indiana
• Jacksonville, Florida	• Livonia, Michigan • London, England • Macon, GA • Memphis, Tennessee • Miami, Florida • Mitcham, England • New Bern, North Carolina • Oklahoma City, Oklahoma • Paris, France • Petropolis, Brazil	• Roswell, New Mexico • Sacramento, CA • Shanghai, China • Singapore • Teterboro, New Jersey • Tokyo, Japan • Windsor, Connecticut • Wood Dale, Illinois

FOLD AND DETACH HERE
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PROXY

AAR CORP.	PROXY

This Proxy is Solicited on Behalf of the Board of Directors for the October 13, 2004 Annual Meeting of Stockholders to be held at AAR CORP.'s headquarters, One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois, on Wednesday, October 13, 2004, at 9:00 A.M. (CST).

The undersigned hereby appoints DAVID P. STORCH and HOWARD A PULSIFER, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned at the 2004 Annual Meeting of Stockholders of AAR CORP. to be held on October 13, 2004, or any adjournment thereof, and to vote all shares of AAR CORP. Common Stock which the undersigned would be entitled to vote if personally present.

1.
Election of two Class II directors; nominees: James E. Goodwin and Marc J. Walfish (see reverse side).

AS TO EACH ITEM SET FORTH ON THE REVERSE HEREOF, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE AND, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

(Continued and to be dated and signed on reverse side.)

AAR CORP.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8966
EDISON, NJ 08818-8966

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed
24-hours a day, seven days a week until the day prior to the meeting.

Your vote is important. Please vote immediately.
Vote-by-Internet [GRAPHIC]			Vote-by-Telephone [GRAPHIC]
		OR
1.	Log on to the Internet and go to http://www.eproxyvote.com/air		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

FOLD AND DETACH HERE
------------------------------------------------------------------------------------------------------------------------------------------

☒	Please mark votes as in this example.

The Board of Directors recommends a vote "FOR" item 1 described in the proxy statement:

AAR CORP.
1.	Election of two Class II directors (nominees: 01 James E. Goodwin, 02 Marc J. Walfish).				As to any other business that may come before the 2004 Annual Meeting, or any adjournment thereof, this Proxy will be voted in the discretion of the proxies.
	FOR all nominees*	☐	☐	Withhold Authority to vote for all Nominees	Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐
	☐	*(Instructions: to withhold authority to vote for any individual nominee, write that nominee's name(s) in the space above)

Signature	Date:	Signature	Date:

(Please sign as name appears hereon. Joint owners should all sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, sign full corporate name by duly authorized officer who adds his or her name and title.)

QuickLinks

2004 Annual Meeting of Stockholders PROXY STATEMENT
Table of Contents
I. SOLICITATION
II. RECORD DATE AND VOTING AT THE ANNUAL MEETING
III. CORPORATE GOVERNANCE INFORMATION
IV. SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS
V. BOARD OF DIRECTORS
VI. PROPOSAL 1 ELECTION OF DIRECTORS
VII. INFORMATION ABOUT THE NOMINEES AND CONTINUING DIRECTORS
VIII. EXECUTIVE COMPENSATION AND OTHER INFORMATION
IX. STOCKHOLDER RETURN PERFORMANCE GRAPH
X. AUDIT INFORMATION
XI. OTHER MATTERS TO BE VOTED UPON
XII. STOCKHOLDER PROPOSALS FOR THE YEAR 2005 ANNUAL MEETING
  APPENDIX 1
AAR CORP. Board of Directors Audit Committee Charter